EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Alpha Metallurgical Resources, Inc. (formerly Contura Energy, Inc.) of our report dated March 15, 2021 relating to the consolidated financial statements of Alpha Metallurgical Resources, Inc., appearing in the Annual Report on Form 10-K of Alpha Metallurgical Resources, Inc. for the year ended December 31, 2020.

/s/ RSM US LLP

Atlanta, Georgia
June 30, 2021